Exhibit 10.1

REDEMPTION AND EXCHANGE AGREEMENT

This Redemption and Exchange Agreement (this “Agreement”) is made and entered into as of June 27, 2018, by and among RAIT Financial Trust, a real estate investment trust formed and existing under the laws of the State of Maryland (the “Company”), RAIT Asset Holdings IV, LLC, a limited liability company formed and existing under the laws of the State of Delaware (“NewSub”), and ARS VI Investor I, LP, a limited partnership formed and existing under the laws of the State of Delaware, formerly known as ARS VI Investor I, LLC (“Investor”).  The Company, NewSub and Investor are collectively referred to herein as the “Parties” and individually as a “Party,” as the context requires.

WHEREAS, Investor owns 2,939,190 shares of the Company’s Series D Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Series D Shares”), issued pursuant to that certain Securities Purchase Agreement, dated as of October 1, 2012 by and among the Company, RAIT Partnership, L.P., a limited partnership formed and existing under the laws of the State of Delaware (“RAIT Partnership”), Taberna Realty Finance Trust, a real estate investment trust formed and existing under the laws of the State of Maryland (“Taberna”), and NewSub (together with the Company, RAIT Partnership and Taberna, the “RAIT Parties”), and Investor, as amended by the Amendment thereto dated September 30, 2015 (as amended, the “Securities Purchase Agreement”);

WHEREAS, the RAIT Parties and Investor are party to that certain Consent and Acknowledgement Dated as of June 12, 2018 re Extension Agreement Dated as of March 12, 2018 (the “Consent and Acknowledgement”), modifying that certain Extension Agreement, dated as of March 12, 2018, as amended by the letter agreement dated June 8, 2018 (collectively, the “Extension Agreement”), pursuant to which the RAIT Parties and Investor agreed to consummate a series of transactions, including, without limitation: (i) the redemption and cancellation by NewSub of 2,270,610 Subsidiary Preferred Units and the redemption and cancellation by the Company of 2,270,610 Series D Shares (the “Redemption”) and (ii) the exchange (the “Exchange” and, together with the Redemption, the “Transactions”) of 668,580 Subsidiary Preferred Units and 668,580 Series D Shares for shares of the Company’s Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series A Shares”), Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series B Shares”), and Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series C Shares”);

WHEREAS, in order to effectuate the Transactions, subject to the terms and conditions hereof, (i) Investor desires to (A) sell, transfer, assign and convey to NewSub 2,270,610 Subsidiary Preferred Units (the “Redeemed Units”), (B) sell, transfer, assign and convey to the Company the Series D Shares linked to the Redeemed Units (the “Redeemed Series D Shares”) and (C) exchange 668,580 Subsidiary Preferred Units (the “Exchanged Units”) and 668,580 Series D Shares, representing the New Series D Differential (the “Exchanged Series D Shares” and, together with the Redeemed Units, the Redeemed Series D Shares and the Exchanged Units, the “Prior Equity Interests”), for 383,147 Series A Shares, 167,828 Series B Shares and 117,605 Series C Shares (collectively, the “New Shares”) and (ii) (A) NewSub and the Company desire to redeem the Redeemed Units and the Redeemed Series D Shares, respectively, in exchange for an aggregate purchase price of $56,765,260.55 in cash (the “Redemption Price”), (B) the Company desires to issue the New Shares in exchange for the Exchanged Series D Shares and Exchanged Units and (C) New Sub and the Company desire to, at their option, cancel the Prior Equity Interests; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Consent and Acknowledgement or the Securities Purchase Agreement, as

applicable.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties hereby agree as follows:

SECTION 1.Redemption, Cancellation and Exchange. Effective as of the date hereof, (a) Investor (i) hereby acknowledges and confirms receipt of the Redemption Price and (ii) does hereby sell, transfer, assign, convey and deliver to NewSub the Redeemed Units and the Exchanged Units and to the Company the Redeemed Series D Shares and the Exchanged Series D Shares and (b) (i) NewSub and the Company hereby purchase and acquire the Redeemed Units and the Redeemed Series D Shares, respectively, in exchange for the Redemption Price, (ii) the Company hereby issues to Investor the New Shares in the form of book-entry credits (and following such issuance, on the date hereof the Company shall deliver to Investor evidence from the Company’s transfer agent of the issuance of the New Shares in the form of book-entry credits in the name of Investor) and (iii) NewSub and the Company, at their option, may cancel the Prior Equity Interests. The Prior Equity Interests are hereby no longer outstanding, and Investor shall have no further rights, and the Company and NewSub shall have no further obligations, with respect to such Prior Equity Interests. The transactions set forth in this Section 1 shall be deemed to take place concurrently with each other on the date hereof.

SECTION 2.Representations and Warranties of the Company and NewSub.  As a material inducement to Investor to enter into this Agreement, the Company and NewSub hereby represent and warrant to Investor as follows:

2.1Organization; Requisite Authority.  The Company is a real estate investment trust, duly organized, validly existing and in good standing under the laws of Maryland. NewSub is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware.  Each of the Company and NewSub possesses all requisite power and authority necessary to consummate the transactions contemplated by this Agreement.

2.2Authorization.  The execution, delivery and performance of this Agreement have been duly authorized by the Company and NewSub, and do not require any consent or approval of, or notice to or action by, any other Person (other than Investor), including any governmental authority, except with respect to the filing by the Company of a Current Report on Form 8-K with the Securities and Exchange Commission with respect to this Agreement and the notification to the New York Stock Exchange and/or other applicable stock exchange of the issuance of the New Shares.  This Agreement, when executed and delivered by the Parties in accordance with the terms hereof, shall constitute a valid and binding obligation of the Company and NewSub, enforceable against the Company and NewSub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

2.3Validity of New Shares.  When issued and delivered in accordance with this Agreement, the New Shares to be delivered under this Agreement shall be (i) duly and validly authorized, issued and outstanding, (ii) fully paid and non-assessable, (iii) free and clear of any liens, claims, encumbrances, security interests, options or charges of any kind, (iv) listed on the New York Stock Exchange, and (v) not subject to any preemptive rights or restrictions on transfer, other than any restrictions under state and federal securities Laws applicable to the Investor.  The New Shares are being offered and sold pursuant to, and in compliance with, Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

2.4Non-Contravention.  Neither the execution, delivery or performance by the Company or NewSub of this Agreement nor the consummation by the Company or NewSub of the Transactions will (i) conflict with or result in any breach of any provision of the Organizational Documents of the Company or NewSub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any contract, agreement, commitment, lease, license, loan or other arrangement or understanding to which the Company or NewSub is a party, or (iii) violate any Law of any governmental authority having jurisdiction over the Company or NewSub or any of their respective properties or assets, except in the case of (i) and (ii) above, for matters that require the consent of Investor.

SECTION 3.Representations and Warranties of Investor.  As a material inducement to the Company and NewSub to enter into this Agreement, Investor hereby represents and warrants to the Company and NewSub as follows:

3.1Organization; Requisite Authority.  Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Investor possesses all requisite power and authority necessary to consummate the transactions contemplated by this Agreement and transfer the Prior Equity Interests to the Company and NewSub, as applicable, free and clear of any lien or encumbrance.

3.2Authorization.  The execution, delivery and performance of this Agreement has been duly authorized by Investor.  This Agreement, when executed and delivered by the Parties in accordance with the terms hereof, shall constitute a valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

3.3Ownership.  Investor is the beneficial owner of the Prior Equity Interests. Upon delivery to the Company and NewSub, as applicable, of the Prior Equity Interests, and upon Investor’s receipt of the consideration in respect thereof as set forth herein, in each case, pursuant to this Agreement, good and valid title to the Prior Equity Interests will pass to the Company and NewSub, as applicable, free and clear of any liens, claims, encumbrances, security interests, options or charges of any kind.

3.4Information; Consultation with Counsel and Advisors; Accredited Investor.  Investor is entering into this Agreement as principal (and not as agent or in any other capacity); none of the Company or any of the Company’s affiliates or agents are acting as a fiduciary for it; it is entering into this Agreement with a full understanding of the terms, conditions and risks thereof, including the terms of the New Shares as described in the Company’s reports filed from time to time with the Securities and Exchange Commission. Investor (a) has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent Investor has deemed necessary, (b) has received from the Company all necessary information relating to the Company and its business and had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Company concerning its financial condition and results of operations and the Transactions, and any such questions have been answered to its satisfaction, (c) has had the opportunity to review all publicly available records and filings and all other documents concerning the Company that Investor considers necessary or appropriate in making an investment decision, (d) has reviewed all information that it believes is necessary or appropriate in connection with the Transactions and (e) has conducted its own due diligence on the Company and the Transactions and has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as Investor has deemed necessary and not upon any view expressed by or on behalf of the Company.  Investor is an “accredited investor” as defined in Rule 501 under the Securities Act.

3.5Broker’s Fees.  Investor has not retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of Investor or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

SECTION 4.Miscellaneous.

4.1Further Assurances.  In case at any time after the consummation of the transactions contemplated by this Agreement, any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request.

4.2Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Party or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.3Counterparts.  This Agreement may be executed simultaneously in counterparts (including by means of facsimile transmission or “pdf” file thereof), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

4.4Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The Parties intend that each representation, warranty and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

4.5Entire Agreement.  This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

4.6Amendment.  This Agreement may be amended, modified or supplemented but only in writing (including a writing evidenced by a facsimile transmission or “pdf” file thereof) signed by the Party against which enforcement is sought.

4.7APPLICABLE LAW; WAIVER OF JURY TRIAL;  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH

THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE. THE PARTIES HERETO AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT.

4.8Submission to Jurisdiction.  Each Party agrees that any suit, action or proceeding bought by it against the other Party arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

                                                              (Signatures on next page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

RAIT FINANCIAL TRUST

By:	/s/ Jamie Reyle________________ Name: Jamie Reyle, Esq. Title: Interim CEO, Interim President & General Counsel

RAIT ASSET HOLDINGS IV, LLC,

By:	RAIT Partnership, L.P., a Delaware limited partnership,

its managing member

By:	RAIT General, Inc., a Maryland corporation, its General Partner
By:	/s/ Jamie Reyle________________ Name: Jamie Reyle, Esq. Title: Interim CEO, Interim President & General Counsel

ARS VI INVESTOR I, LP

By:  ARS VI Investor IGP,

        LLC, its General Partner

By:  Almanac Realty Securities VI,

        L.P., its Sole Member

By:  Almanac Realty Partners VI,

        LLC, its General Partner

By: /s/ Matthew W. Kaplan_____________________

Name: Matthew W. Kaplan

Title:   President